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                                  EXHIBIT 23.1


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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of IPL Systems, Inc. on Form S-8 of our report dated February 16, 1996, appearing in the Annual Report on Form 10-K of IPL Systems, Inc. for the year ended December 31, 1995.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
August 9, 1996



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